Exhibit 99.1

For Release:	May 21, 2007

Contacts:	Financial	Media
	Kevin L. Tate, CPA	Christine Tassoni
	Chief Financial Officer	(610) 660-6814
	(610) 660-6813	ctassoni@uaigroupinc.com
ktate@uaigroupinc.com
UNITED AMERICA INDEMNITY, LTD. RECEIVES NASDAQ NOTICE OF
NON-COMPLIANCE FOR AUDIT COMMITTEE VACANCY
George Town, Grand Cayman, Cayman Islands, May 21, 2007 — As previously announced on May 9, 2007, United America Indemnity, Ltd. (NASDAQ: INDM) (UAI) appointed Larry A. Frakes to the newly created positions of President and Chief Operating Officer of UAI, a holding company comprised of the member companies of United National Group, Penn-America Group and Wind River Reinsurance Company. In connection with the appointment of Mr. Frakes to these positions, Mr. Frakes resigned from UAI’s Audit Committee due to his loss of “independent director” status under NASDAQ and SEC rules. On May 10, 2007, UAI notified the Listing Qualifications Department of the NASDAQ Stock Market of Mr. Frakes’ resignation from UAI’s Audit Committee, and the resulting non-compliance with NASDAQ Marketplace Rule 4350. As anticipated, on May 16, 2007, UAI received a notice of non-compliance from the Listing Qualifications Department of the NASDAQ Stock Market advising that UAI is not in compliance with NASDAQ’s audit committee requirements set forth in NASDAQ Marketplace Rule 4350.
UAI is currently conducting a search for a qualified candidate to fill the vacancy left on its Audit Committee. UAI anticipates that it will fill the position by November 5, 2007, bringing UAI into compliance with NASDAQ Marketplace Rule 4350.
About United America Indemnity, Ltd.
United America Indemnity, Ltd. (NASDAQ:INDM), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and non-admitted basis. The Company’s principal operating subsidiaries include:
•	Penn-America, which distributes its products to small commercial businesses through a select network of general agents with specific binding authority.

•	United National, which markets insurance products for targeted insured segments, as well as specialty products such as professional lines, through program administrators with specific binding authority.

•	Specialty wholesale, which markets property, casualty and professional lines products through wholesale brokers.

•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
For more information, visit the United America Indemnity, Ltd. Website at www.uai.ky.
Forward-Looking Information
This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.
The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
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